                                                                    EXHIBIT 5(a)

                                    December 31, 1997

First Albany Corporation
30 South Pearl Street
Albany, NY  12201-0052

      RE: First Albany Companies Inc. - Registration Statement on Form S-8 relating to the First Albany Companies Inc.
            Executive Officers Deferred Compensation Plan and First Albany Companies Investment Executives Deferred
            Compensation Plan (the "Registration Statement")

Gentlemen:

            In connection with proposed offering of up to $700,000.00 in principle amount of deferred compensation obligations (the "Obligations") by First Albany Companies Inc. (the "Company") pursuant to the First Albany Companies Inc. Executive Officers Deferred Compensation Plan and First Albany Companies Investment Executives Deferred Compensation Plan (collectively, the "Plans") with respect to which a Registration Statement on Form S-8 has been prepared for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, I have examined such corporate records, other documents and questions of law as I considered necessary for the purposes of this opinion.

            I am of the opinion that when:

            (a) the applicable provisions of the Securities Act of 1933 and of State securities "blue sky" laws shall have been complied with; and

            (b) the Company's Board of Directors shall have duly authorized the issue and sale of the Obligations;

the Obligations will be legally issued, fully paid and nonassessable.

            I hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8, and any amendments thereto, filed or distributed in connection with the Plans.

                                    Very truly yours,

                                    /s/ Stephen P. Wink

                                    Stephen P. Wink
                                    General Counsel/Secretary

                                       26